Exhibit 99.1

Contact:	David Ludvigson	Pam Lord
	Executive Vice President & CFO	Atkins + Associates
	858-410-4600	858-527-3494
	dludvigson@nanogen.com	plord@irpr.com

NANOGEN ANNOUNCES PRIVATE PLACEMENT OF COMMON STOCK AND

WARRANTS

SAN DIEGO, CA (September 18, 2003) – Nanogen, Inc. (Nasdaq: NGEN), a leading provider of molecular diagnostics, announced today it has signed agreements to sell common stock and warrants to several accredited investors for aggregate potential gross proceeds of approximately $16 million. In the initial closing, Nanogen will receive $7 million in gross proceeds through the sale of 2,121,211 newly issued shares of its common stock at a price of $3.30 per share, which is based on a negotiated discount from the average of the closing prices for the five trading days ended September 16, 2003. The investors will also receive five-year warrants to purchase 424,243 shares of common stock at an exercise price of $4.75 per share, twelve-month warrants to purchase 530,305 shares of common stock at an exercise price of $4.75 per share, and six-month warrants to purchase 1,103,032 shares of common stock at an exercise price of $4.14 per share. Subject to customary closing conditions, the financing is scheduled to close on or about Friday, September 19, 2003. Seven Hills Partners LLC acted as exclusive placement agent to Nanogen for this financing.

“This financing further strengthens our balance sheet and provides additional capital for the ongoing development of our technology and products for the molecular diagnostic market,” said Howard Birndorf, chairman and CEO of Nanogen. “We are pleased to conclude a financing that also may provide significant additional capital over the next year.”

The securities sold in this private placement have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. However, Nanogen has agreed to file a registration statement for the resale of the shares of the common stock, including all shares of common stock underlying the warrants. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

About Nanogen Inc.

Nanogen, Inc. develops and commercializes molecular diagnostic products for the gene-based testing market. The Company seeks to establish the NanoChip® Molecular Biology Workstation and NanoChip® Cartridge as the standard platform for the detection of genetic mutations and is also developing its technology for forensic and biowarfare applications. Nanogen offers Analyte Specific Reagents and related products to research laboratories and clinical reference labs for the detection of genetic mutations associated with a variety of diseases, including cystic fibrosis, Alzheimer’s disease, hereditary hemochromatosis, cardiovascular disease, beta thalassemia and Canavan disease. The unique, open-architecture design of its NanoChip® System provides laboratories with a flexible platform to develop and validate tests to quickly, accurately, and cost effectively detect mutations associated with the diagnoses, prediction, screening, treatment and monitoring of various diseases. The NanoChip® System is intended for laboratory use only. For additional information please visit Nanogen’s website at www.nanogen.com

Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Our actual results may differ materially from those set forth in the forward-looking statements as a result of various factors and uncertainties, including an inability to consummate the private placement, whether warrants sold in the private placement will be exercised in the future, whether patents owned or licensed by the Company will be developed into products, whether the Company’s NanoChip® System can be successfully further commercialized, whether other products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, whether ASRs currently sold by the Company will become FDA-approved molecular diagnostic test kits, whether the Company will be successful in developing additional ASRs and protocols utilizing the NanoChip® System, whether current trends in product revenue will continue in the future, the value of our investment in CombiMatrix securities, and other risks and uncertainties discussed under the caption “Factors That May Affect Results” and elsewhere in the Company’s Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. These forward-looking statements are based upon current expectations and speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.